Exhibit 10.17

March 20, 2006
James F. Mulski
Senior Vice President - Human Resources
«Name»
«Company»
«Locality»

RE:	RETENTION AGREEMENT

Dear «Name1»:

You received a letter in December 2005 advising you that you would be eligible to receive a special key leadership retention bonus.

Your knowledge, skills and leadership are critical to the timely completion of our divestiture process with RWE as well as the achievement of our 2006 Business Plan. Having a cohesive management team that works together through the divestiture process and beyond is critical to our successfully achieving these goals. We are pleased that you are part of our core leadership team.

This special retention bonus is intended to provide you with additional incentive to remain with American Water through the earlier of: March 31, 2008 or one (1) year from the divestiture closing date (referred to as the (“Retention Date”). You will be rewarded for continuing to devote your fullest efforts to effectively performing your duties and responsibilities to achieve the 2006 Business Plan and supporting the RWE divestiture process.

You will be eligible to receive a retention bonus of «Reten»% of your annual base salary in effect on January 1, 2006 provided the following conditions are met:

•	You must effectively perform your job duties and responsibilities and support the divestiture;

•	You must acknowledge that this bonus is in lieu of an RWE LTIP program;

•	You must maintain confidentiality of this agreement, including its existence and the specific terms and conditions stated herein;

and

•	Your employment with American Water must not be voluntarily terminated by you or terminated by the Company “for cause.”

Determination of whether the above conditions for payment of the retention bonus have been satisfied shall be at the sole discretion of American Water.

«Name»

Retention Agreement

March 20, 2006

If the conditions are satisfied, your retention bonus will be paid in a lump sum not later than 30 days from the “Retention Date,” subject to any applicable federal, state and local taxes that are required to be withheld.

If you are terminated prior to the “Retention Date” for any reason other than for cause, you will be paid the full amount of your retention bonus within 30 days of your separation from the Company.

To acknowledge and confirm your agreement to be eligible for this retention bonus, subject to the above conditions, please sign, date and return this letter agreement to the undersigned within 14 days of the above date.

Sincerely,

James F. Mulski

Senior Vice President – Human Resources

Acknowledgement and Acceptance

Signed:		Date:
«Name»